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                                                                Exhibit 23


                    CONSENT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Blair Corporation

We consent to the incorporation by reference in this Form 10-K of Blair Corporation and Subsidiary of our report dated January 31, 1997, included in the 1996 Annual Report to Stockholders of Blair Corporation.

Our audits also included the financial statement schedule of Blair Corporation and Subsidiary listed in Item 14(a). This schedule is the responsibility of Blair Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement on Form S-8 dated July 17, 1996, pertaining to the Blair Corporation Employee Stock Purchase Plan, of our report dated January 31, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Form 10-K of Blair Corporation.

                                                /s/ ERNST & YOUNG LLP
                                                ------------------------
                                                Ernst & Young LLP

Erie, Pennsylvania
March 12, 1997